                                                                     EXHIBIT 4.8
================================================================================

                                CREDIT AGREEMENT

                                      among

                                  INFOUSA INC.,

                                VARIOUS LENDERS,

                             BANK OF AMERICA, N.A.,
                             as ADMINISTRATIVE AGENT

                                       and

                                U.S. BANK, N.A.,
                              as SYNDICATION AGENT

                                   ----------

                            Dated as of March 6, 2002

                                   ----------

                         BANK OF AMERICA SECURITIES LLC,
                     as LEAD ARRANGER AND SOLE BOOK MANAGER

================================================================================

                                TABLE OF CONTENTS

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Section 1

      AMOUNT AND TERMS OF CREDIT .........................................     1

      1.01.      The Commitments .........................................     1

      1.02.      Minimum Amount of Each Borrowing ........................     5

      1.03.      Notice of Borrowing .....................................     5

      1.04.      Disbursement of Funds ...................................     6

      1.05.      Notes ...................................................     7

      1.06.      Conversions .............................................     8

      1.07.      Pro Rata Borrowings .....................................     9

      1.08.      Interest ................................................     9

      1.09.      Interest Periods ........................................    10

      1.10.      Increased Costs, Illegality, etc. .......................    11

      1.11.      Compensation ............................................    13

      1.12.      Change of Lending Office ................................    14

      1.13.      Replacement of Lenders ..................................    14

      1.14.      Limitation on Additional Amounts ........................    15

      1.15.      Facility Increases ......................................    15

Section 2

      LETTERS OF CREDIT ..................................................    17

      2.01.      Letters of Credit .......................................    17

      2.02.      Maximum Letter of Credit Outstandings; Final Maturities .    18

      2.03.      Letter of Credit Requests; Minimum Stated Amount ........    18

      2.04.      Letter of Credit Participations .........................    19

      2.05.      Agreement to Repay Letter of Credit Drawings ............    20

      2.06.      Increased Costs .........................................    21

Section 3

      COMMITMENT FEE; FEES; REDUCTIONS OF COMMITMENT .....................    22

      3.01.      Fees ....................................................    22

      3.02.      Voluntary Termination of Unutilized Revolving Loan
                 Commitments .............................................    23

      3.03.      Mandatory Reduction of Commitments ......................    24
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                                TABLE OF CONTENTS
                                   (continued)

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Section 4

      PREPAYMENTS; PAYMENTS; TAXES .......................................    25

      4.01.      Voluntary Prepayments ...................................    25

      4.02.      Mandatory Repayments and Commitment Reductions ..........    26

      4.03.      Method and Place of Payment .............................    31

      4.04.      Net Payments ............................................    31

Section 5

      CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE INITIAL BORROWING DATE     33

      5.01.      Execution of Agreement; Disclosure Letter; Notes ........    33

      5.02.      Officer's Certificate ...................................    33

      5.03.      Opinions of Counsel .....................................    33

      5.04.      Corporate Documents; Proceedings; etc. ..................    33

      5.05.      Plans; Shareholders' Agreements; Employment Agreements;
                 Existing Indebtedness Agreements ........................    34

      5.06.      Consummation of the Refinancing .........................    35

      5.07.      Adverse Change, etc. ....................................    35

      5.08.      Litigation ..............................................    35

      5.09.      Pledge Agreement ........................................    35

      5.10.      Security Agreement ......................................    36

      5.11.      Subsidiaries Guaranty ...................................    36

      5.12.      Financial Statements; Projections .......................    36

      5.13.      Solvency Certificate; Insurance Certificates ............    37

      5.14.      Senior Subordinated Note Compliance .....................    37

      5.15.      Fees, etc. ..............................................    37

Section 6

      CONDITIONS PRECEDENT TO ALL CREDIT EVENTS ..........................    37

      6.01.      No Default; Representations and Warranties ..............    37

      6.02.      Notice of Borrowing; Letter of Credit Request ...........    38

Section 7

      REPRESENTATIONS, WARRANTIES AND AGREEMENTS .........................    38
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                                TABLE OF CONTENTS
                                   (continued)

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      7.01.      Organizational Status ...................................    38

      7.02.      Power and Authority .....................................    39

      7.03.      No Violation ............................................    39

      7.04.      Approvals ...............................................    39

      7.05.      Financial Statements; Financial Condition; Undisclosed
                 Liabilities; Projections; etc. ..........................    39

      7.06.      Litigation ..............................................    41

      7.07.      True and Complete Disclosure ............................    41

      7.08.      Use of Proceeds; Margin Regulations .....................    41

      7.09.      Tax Returns and Payments ................................    41

      7.10.      Compliance with ERISA ...................................    42

      7.11.      The Security Documents ..................................    43

      7.12.      Representations and Warranties in the Credit Documents ..    44

      7.13.      Properties ..............................................    44

      7.14.      Capitalization ..........................................    44

      7.15.      Subsidiaries ............................................    44

      7.16.      Compliance with Statutes, etc. ..........................    45

      7.17.      Investment Company Act ..................................    45

      7.18.      Public Utility Holding Company Act ......................    45

      7.19.      Environmental Matters ...................................    45

      7.20.      Labor Relations .........................................    46

      7.21.      Patents, Licenses, Franchises and Formulas ..............    46

      7.22.      Indebtedness ............................................    46

      7.23.      Refinancing .............................................    46

      7.24.      Insurance ...............................................    47

      7.25.      Senior Subordinated Notes ...............................    47

Section 8

      AFFIRMATIVE COVENANTS ..............................................    47

      8.01.      Information Covenants ...................................    47

      8.02.      Books, Records and Inspections; Annual Meetings .........    50
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                                TABLE OF CONTENTS
                                   (continued)

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      8.03.      Maintenance of Property; Insurance ......................    50

      8.04.      Existence; Franchises ...................................    51

      8.05.      Compliance with Statutes, etc. ..........................    51

      8.06.      Compliance with Environmental Laws ......................    51

      8.07.      ERISA ...................................................    52

      8.08.      End of Fiscal Years; Fiscal Quarters ....................    54

      8.09.      Performance of Obligations ..............................    54

      8.10.      Payment of Taxes ........................................    54

      8.11.      Additional Security; Further Assurances .................    54

      8.12.      Use of Proceeds .........................................    55

      8.13.      Foreign Subsidiaries Security ...........................    55

      8.14.      Margin Stock ............................................    56

      8.15.      Permitted Acquisitions ..................................    56

      8.16.      Certain Post-Closing Actions ............................    58

Section 9

      NEGATIVE COVENANTS .................................................    59

      9.01.      Liens ...................................................    59

      9.02.      Consolidation, Merger, Purchase or Sale of Assets, etc. .    62

      9.03.      Dividends ...............................................    63

      9.04.      Indebtedness ............................................    64

      9.05.      Advances, Investments and Loans .........................    66

      9.06.      Transactions with Affiliates ............................    68

      9.07.      Consolidated Fixed Charge Coverage Ratio ................    69

      9.08.      Maximum Total Leverage Ratio ............................    69

      9.09.      Maximum Senior Leverage Ratio ...........................    69

      9.10.      Minimum Consolidated EBITDA .............................    69

      9.11.      Consolidated Net Worth ..................................    69

      9.12.      Limitation on Voluntary Payments and Modifications of
                 Certain Indebtedness; Modifications of Certificate of
                 Incorporation, By-Laws and Certain Other Agreements, etc.    70

      9.13.      Limitation on Certain Restrictions on Subsidiaries ......    70


                                      -iv-
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                                TABLE OF CONTENTS
                                   (continued)

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      9.14.      Limitation on Issuance of Capital Stock .................    71

      9.15.      Business ................................................    71

      9.16.      Limitation on Creation of Subsidiaries ..................    71

      9.17.      Restricted Payments .....................................    72

Section 10

      EVENTS OF DEFAULT ..................................................    72

      10.01.     Payments ................................................    72

      10.02.     Representations, etc. ...................................    73

      10.03.     Covenants ...............................................    73

      10.04.     Default Under Other Agreements ..........................    73

      10.05.     Bankruptcy, etc. ........................................    73

      10.06.     ERISA ...................................................    74

      10.07.     Security Documents ......................................    74

      10.08.     Subsidiaries Guaranty ...................................    74

      10.09.     Judgments ...............................................    75

      10.10.     Change of Control .......................................    75

Section 11

      DEFINITIONS AND ACCOUNTING TERMS ...................................    76

      11.01.     Defined Terms ...........................................    76

Section 12

      THE ADMINISTRATIVE AGENT ...........................................   102

      12.01.     Appointment .............................................   102

      12.02.     Nature of Duties ........................................   102

      12.03.     Lack of Reliance on the Administrative Agent ............   103

      12.04.     Certain Rights of the Administrative Agent ..............   103

      12.05.     Reliance ................................................   103

      12.06.     Indemnification .........................................   103

      12.07.     The Administrative Agent in its Individual Capacity .....   104

      12.08.     Holders .................................................   104

      12.09.     Resignation by the Administrative Agent .................   104
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                                       -v-
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                                TABLE OF CONTENTS
                                   (continued)

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      12.10.     Issuing Lender ..........................................   105

Section 13

      MISCELLANEOUS ......................................................   105

      13.01.     Payment of Expenses, etc. ...............................   105

      13.02.     Right of Setoff .........................................   106

      13.03.     Notices .................................................   107

      13.04.     Benefit of Agreement; Assignments; Participations .......   107

      13.05.     No Waiver; Remedies Cumulative ..........................   109

      13.06.     Payments Pro Rata .......................................   110

      13.07.     Calculations; Computations; Accounting Terms ............   111

      13.08.     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER
                 OF JURY TRIAL ...........................................   111

      13.09.     Counterparts ............................................   112

      13.10.     Effectiveness ...........................................   112

      13.11.     Headings Descriptive ....................................   113

      13.12.     Amendment or Waiver; etc. ...............................   113

      13.13.     Survival ................................................   115

      13.14.     Domicile of Loans .......................................   115

      13.15.     Register ................................................   115

      13.16.     Confidentiality .........................................   115

      13.17.     Certain Agreements with respect to the Senior
                 Subordinated Notes ......................................   116

SCHEDULE I        Commitments
SCHEDULE II       Lender Addresses
SCHEDULE III      Disclosure Letter

EXHIBIT A         Notice of Borrowing
EXHIBIT B-1       Tranche A Term Note
EXHIBIT B-2       Tranche B Term Note
EXHIBIT B-3       Revolving Note
EXHIBIT B-4       Swingline Note
EXHIBIT C         Letter of Credit Request
EXHIBIT D         Section 4.04(b)(ii) Certificate
EXHIBIT E-1       Opinion of Robins Kaplan Miller & Ciresi LLP
EXHIBIT E-2       Opinion of Illinois Counsel
EXHIBIT F         Officers' Certificate
EXHIBIT G         Pledge Agreement
EXHIBIT H         Security Agreement
EXHIBIT I         Subsidiaries Guaranty
EXHIBIT J         Solvency Certificate
EXHIBIT K         Assignment and Assumption Agreement
EXHIBIT L         Intercompany Note
EXHIBIT M         Subordination Provisions

      CREDIT AGREEMENT, dated as of March 6, 2002, among INFOUSA INC., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in
Section 11 are used herein as therein defined).

                              W I T N E S S E T H :

      WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

      NOW, THEREFORE, IT IS AGREED:

                                   SECTION 1

                           AMOUNT AND TERMS OF CREDIT

      1.01. The Commitments.

      (a) Tranche A Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche A Term Loan Commitment severally agrees to make a term loan or term loans (each a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the Borrower, which Tranche A Term Loans

            (i) only may be incurred by the Borrower on the Initial Borrowing Date,

            (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, (A) except as otherwise specifically provided in Section 1.10(b), all Tranche A Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), (x) on or prior to March 15, 2002, all Tranche A Term Loans shall be incurred and maintained as Base Rate Loans and (y) thereafter, no more than three Borrowings of Tranche A Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 28th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of seven days, and the first of which Borrowings may only be made on or before March 22, 2002, and with each such Borrowing made thereafter to be made only on the last day of the Interest Period of the immediately preceding Borrowing), and

            (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)). Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

      (b) Tranche B Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment severally agrees to make a term loan or term loans (each a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower, which Tranche B Term Loans:

            (i) only may be incurred on the Initial Borrowing Date,

            (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, (A) except as otherwise specifically provided in Section 1.10(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), (x) on or prior to March 15, 2002 all Tranche B Term Loans shall be incurred and maintained as Base Rate Loans and (y) thereafter, no more than three Borrowings of Tranche B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 28th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans (A) may only have the same Interest Period as is then permitted for a Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans and (B) shall begin and end on the same day as a Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans), and

            (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof or such date pursuant to Section 3.03(c)). Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

      (c) Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

            (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), (x) on or prior to March 15, 2002, all Revolving Loans shall be incurred and maintained as Base Rate Loans and (y) thereafter, no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 28th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans
      (A) may only have the same Interest Period as is then permitted for a Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans and (B) shall begin and end on the same day as a Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans),

            (ii) may be repaid and reborrowed in accordance with the provisions hereof,

            (iii) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time, and

            (iv) shall not exceed for all such Lenders at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

      (d) Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

            (i) shall be made and maintained as Base Rate Loans,

            (ii) may be repaid and reborrowed in accordance with the provisions hereof,

            (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and

            (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

Notwithstanding anything to the contrary contained in this Section 1.01(d), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the

Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Swingline Loans and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

      (e) Refunding of Swingline Loans. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each such RL Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding

            (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,

            (ii) whether any conditions specified in Section 6 are then satisfied,

            (iii) whether a Default or an Event of Default then exists,

            (iv) the date of such Mandatory Borrowing, and

            (v) the amount of the Total Revolving Loan Commitment at such time.

In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

      1.02. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans in the aggregate.

      1.03. Notice of Borrowing.

      (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 10:00 A.M. (Chicago time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being incurred pursuant to such Borrowing shall constitute Tranche A Term Loans, Tranche B Term Loans or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

      (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 12:00 Noon (Chicago time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

      (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(e).

      (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

      1.04. Disbursement of Funds. No later than 11:00 A.M. (Chicago time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 2:00 P.M. (Chicago time) on the date specified pursuant to
Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (Chicago time) on the date specified in Section 1.01(e)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this

Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

      1.05. Notes.

      (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

      (b) The Tranche A Term Note issued to each Lender that has a Tranche A Term Loan Commitment or outstanding Tranche A Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Tranche A Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Tranche A Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (c) The Tranche B Term Note issued to each Lender that has a Tranche B Term Loan Commitment or outstanding Tranche B Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche B Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding Tranche B Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date,
(v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and
mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (d) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower,
(ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (e) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

      1.06. Conversions. The Borrower shall have the option to convert on any Business Day occurring on or after the earlier of (x) March 15, 2002 and (y) the Syndication Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that,

            (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto,

            (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion,

            (iii) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 28th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (B) of the proviso in each of Sections 1.01(a)(ii), 1.01(b)(ii) and 1.01(c)(i) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 28th day after the Initial Borrowing Date as are permitted under such Sections, and

            (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under
      Section 1.02.

Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 10:00 A.M. (Chicago time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

      1.07. Pro Rata Borrowings. All Borrowings of Tranche A Term Loans, Tranche B Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

      1.08. Interest.

      (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and
(ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

      (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and
(ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to
Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

      (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time, and all other overdue amounts payable hereunder or under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans maintained as Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

      (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided, however, that in the case of Base Rate Loans, interest shall not be payable pursuant to preceding clause (iii) at the time of any repayment or prepayment thereof (but shall otherwise be payable as provided in preceding clause (i)) unless the respective repayment or prepayment is made either in conjunction with a permanent reduction of the Total Revolving Loan Commitment or with a repayment or prepayment in full of all outstanding Loans of the respective Tranche.

      (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

      1.09. Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (Chicago time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to clause (B) of the proviso to Sections 1.01(a)(ii), 1.01(b)(ii) and 1.01(c)(i) and to clause
(iii) of the proviso to Section 1.06), be a one, two, three or six month period and, if prior to the earlier of the Syndication Date and March 15, 2002, a 7-day period, provided that (in each case):

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

            (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

            (vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans or Tranche B Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b)(i) or (ii), as the case may be, if the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment.

      If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

      1.10. Increased Costs, Illegality, etc.

      (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to Section 1.14, pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and

(z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

      (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
Section 1.10(b).

      (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to
Section 1.14, pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

      1.11. Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, Section
4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

      1.12. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii),
Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

      1.13. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that:

            (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to
      Section 3.01, (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender, and

            (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

      1.14. Limitation on Additional Amounts. Notwithstanding anything to the contrary contained in Section 1.10 or 2.06, unless a Lender gives notice to the Borrower that the Borrower is obligated to pay any amount under Section 1.10 or
2.06 within 180 days after the later of (x) the date such Lender incurs the respective increased costs or reduction in the rate of return or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs or reduction in the rate of return, such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to Section 1.10 or 2.06 to the extent the respective increased costs or reduction in the rate of return are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to Section 1.10 or 2.06. This Section 1.14 shall have no applicability to any Section of this Agreement other than Sections 1.10 and 2.06.

      1.15. Facility Increases.

      (a) At any time prior to March 1, 2004, and provided that no Default or Event of Default then exists, the Borrower may, from time to time, upon 15 Business Days' notice (prior to March 1, 2004) to the Administrative Agent (which shall promptly notify the Lenders in writing), request an increase in the Total Revolving Loan Commitment and/or the Total Tranche A Term Loan Commitment (or Tranche A Term Loans if the Tranche A Term Loan Commitment has terminated pursuant to Section 3.03(a)) (each, a "Facility Increase"); provided that the aggregate of all Facility Increases shall not exceed $5,000,000. Each Lender shall promptly (but in any event no later than 10 Business Days from the date such Lender receives notification from the Administrative Agent) respond to the Administrative Agent by written notice whether or not it is willing to participate in such Facility Increase, and, if so, by what amount. To the extent that there is any shortfall in the amount of a requested Facility Increase that such Lenders are willing to provide, the Borrower may request, through the Administrative Agent, that one or more new lenders ("New Lenders"), agree to make up such shortfall. Each request or notice delivered to the Administrative Agent by the Borrower and to the Lenders by the Administrative Agent under this Section shall specify the time period within which the Administrative Agent and the Lenders, respectively, are to respond. Any Lender not responding within such time period to a requested Facility Increase shall be deemed to have declined to participate therein. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder.

      (b) To the extent that a Facility Increase is accepted by Lenders or New Lenders in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date thereof (a "Facility Increase Date"). The Administrative Agent and the Borrower shall promptly confirm in writing to the Lenders or proposed New Lenders the final allocation of the Facility Increase and the Facility Increase Date. No Facility Increase shall become effective until the Administrative Agent shall have received the following items dated the Facility Increase Date in form and substance acceptable to the Administrative Agent:

            (i) new or amended Notes reflecting the Facility Increase of any Lender or New Lender, as the case may be;

            (ii) a certificate signed by a Secretary or Assistant Secretary of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to the Facility Increase;

            (iii) a certificate signed by the President, the Chief Financial Officer or any Vice President of the Borrower to the effect that before and after giving effect to the Facility Increase, (x) the representations and warranties contained in Section 7 are true and correct on and as of such Facility Increase Date and (y) no Default or Event of Default exists; and

            (iv) the Facility Increase Supplement provided for in Section 1.15(d) below.

The Administrative Agent shall distribute an amended Schedule I (which shall be incorporated into this Agreement) to reflect any changes therein.

      (c) The Total Revolving Loan Commitment shall not increase by more than $2,000,000 pursuant to this Section 1.15. The Total Tranche A Term Loan Commitment (or aggregate principal amount of Tranche A Term Loans, as the case may be) shall not increase by more than $3,000,000 pursuant to this Section
1.15. Each Facility Increase shall be in a minimum amount of $1,000,000. No Facility Increase shall be permitted to occur on or after March 31, 2004. There shall not be more than three Facility Increases and the aggregate thereof shall not exceed $5,000,000.

      (d) On or before each Facility Increase Date, each New Lender, if any, regarding such Facility Increase shall execute and deliver to the Administrative Agent a supplement ("Facility Increase Supplement") to this Agreement to the effect that such New Lender agrees to be bound by and subject to the provisions of this Agreement whereupon such New Lender shall automatically become a party to this Agreement as a Lender. Each Lender shall also execute a Facility Increase Supplement to evidence the increase in the Loan(s) or Commitment of such Lender, as the case may be. The Facility Increase Supplement shall be in form and substance satisfactory to the Administrative Agent and shall be executed by the Borrower and the Administrative Agent.

      (e) Prior to each Facility Increase Date, the Borrower shall select Interest Periods so that all Loans under the Loans or Borrowings to be increased (i.e., Revolving Loans or Tranche A Term Loans as the case may be) shall have an Interest Period which shall end on such Facility Increase Date. Each Facility Increase shall be subject to such additional procedures as the Administrative Agent shall require regarding the conversion of Loans and/or the setting of Interest Periods so that concurrently with or within a reasonable time after giving effect to such Facility Increase, the Borrowings of Revolving Loans or Tranche A Term Loans, as the case may be, shall be allocated among the Lenders in accordance with this Agreement.

                                   SECTION 2

                                LETTERS OF CREDIT

      2.01. Letters of Credit.

      (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

      (b) Subject to and upon the terms and conditions set forth herein, the Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that the Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect with respect to the Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Lender as of the date hereof and which the Issuing Lender reasonably and in good faith deems material to it; or

            (ii) the Issuing Lender shall have received from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit, notice of the type described in the second sentence of Section 2.03(b).

      2.02. Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000 or (y) when added to the sum of
(I) the aggregate principal amount of all Revolving Loans then outstanding and
(II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x)
(A) in the case of standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) in the case of trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof, and (y) 30 days prior to the Revolving Loan Maturity Date.

      2.03. Letter of Credit Requests; Minimum Stated Amount.

      (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least five Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a "Letter of Credit Request"). Further, in conjunction with each Letter of Credit Request, Borrower shall submit an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

      (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then the Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent and each Participant of such issuance, modification or amendment as the case may be. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, the Issuing Lender shall not be required to issue any Letter of Credit unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

      (c) The initial Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the Issuing Lender.

      2.04. Letter of Credit Participations.

      (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each RL Lender, other than the Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 1.13 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

      (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit shall not create for the Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

      (c) In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.05(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 A.M. New York time on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's RL Percentage of any such payment.

      (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

      (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

      (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or (v) the occurrence of any Default or Event of Default.

      2.05. Agreement to Repay Letter of Credit Drawings.

      (a) The Borrower agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Lender under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Lender, to the extent not reimbursed prior to 11:00 A.M. (Chicago time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 11:00 A.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, with interest to be payable on demand. The Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit; provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

      (b) The obligations of the Borrower under this Section 2.05 to reimburse the Issuing Lender with respect to drawings under Letters of Credit (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary of the Borrower may have or have had against the beneficiary or any Lender (including in its capacity as the Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment made by the Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

      2.06. Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by the NAIC or by any such authority (whether or not having the force of law), shall either

            (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or

            (ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit;

and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by the Issuing Lender or any Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), the Borrower shall, subject to
Section 1.14, pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

                                   SECTION 3

                 COMMITMENT FEE; FEES; REDUCTIONS OF COMMITMENT.

      3.01. Fees.

      (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting RL Lender a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum for each day equal to the Applicable Margin (i.e., the Commitment Fee Rate as specified in the definition of Applicable Margin) on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

      (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to Revolving Loans maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

      (c) The Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the available Stated Amount of such Letter of Credit. Facing Fees shall be due and payable quarterly in arrears on the next Business Day following each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

      (d) The Borrower agrees to pay to the Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit. In addition the Borrower shall pay directly to the Issuing Lender, for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

      (e) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

      3.02. Voluntary Termination of Unutilized Revolving Loan Commitments.

      (a) Upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 3.02(a), in an integral multiple of $500,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.

      (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to
Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Lender, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender.

      3.03. Mandatory Reduction of Commitments.

      (a) The Total Commitment (and the Commitments of each Lender) shall terminate in its entirety on March 31, 2002 unless the Initial Borrowing Date has occurred on or before such date.

      (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of the Tranche A Term Loans on such date).

      (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of the Tranche B Term Loans on such date).

      (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree, the date on which a Change of Control occurs.

      (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory repayment of Term Loans pursuant to any of Sections 4.02(c) through
(g), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

      (f) Each reduction and/or termination to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Revolving Loan Commitment shall be applied to proportionately reduce and/or terminate the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

                                   SECTION 4

                          PREPAYMENTS; PAYMENTS; TAXES.

      4.01. Voluntary Prepayments.

      (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

            (i) the Borrower shall give the Administrative Agent prior to 11:00 A.M. (Chicago time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders;

            (ii) (x) each partial prepayment of Term Loans pursuant to this
      Section 4.01(a) shall be in an aggregate principal amount of at least $500,000, (y) each partial prepayment of Revolving Loans pursuant to this
      Section 4.01(a) shall be in an aggregate principal amount of at least $250,000 and (z) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $50,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;

            (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender;

            (iv) each prepayment of Term Loans pursuant to this Section 4.01(a) shall be (x) applied, at the Borrower's option, to one or both Tranches, as specified by the Borrower in a written notice to the Administrative Agent, or (y) if not so specified by the Borrower, applied pro rata to each Tranche of outstanding Term Loans, with the Tranche A Term Loans to be allocated the Tranche A Term Loan Percentage of the amount of such prepayment and the Tranche B Term Loans to be allocated the Tranche B Term Loan Percentage of the amount of such prepayment; and

            (v) each prepayment of any Tranche of Term Loans pursuant to this
      Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments of such Tranche of Term Loans in the inverse order of maturity.

      (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender in accordance with, and subject to the requirements of, said
Section 13.12(b) so long as (I) in the case of the repayment of Revolving Loans of any Lender pursuant to this Section 4.01(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (II) such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Lender and (III) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

      4.02. Mandatory Repayments and Commitment Reductions.

      (a) Obligations in Excess of Commitments. On any day on which the sum of
(I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment of such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

      (b) Term Loans. (i) In addition to any other mandatory repayments pursuant to this Section 4.02, on (each date set forth below,) the Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(h), a "Tranche A Term Loan Scheduled Repayment"):

--------------------------------------------------------------------------------
          TRANCHE A TERM LOAN                            AMOUNT
        SCHEDULED REPAYMENT DATE
--------------------------------------------------------------------------------
the last Business Day of each calendar                $4,250,000
quarter, commencing with the quarter
beginning April 1, 2002 and to and
including December 31, 2004

Tranche A Term Loan Maturity Date               $250,000, plus the amount
                                            of any increase in the Tranche A
                                           Term Loans pursuant to Section 1.15
---------------------------------------------------------------------------------

            (ii) In addition to any other mandatory repayments pursuant to this
      Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(h), a "Tranche B Term Loan Scheduled Repayment"):

--------------------------------------------------------------------------------
          TRANCHE B TERM LOAN                            AMOUNT
        SCHEDULED REPAYMENT DATE
--------------------------------------------------------------------------------
the last Business Day of each calendar                  $ 250,000
quarter, commencing with the quarter
beginning April 1, 2002 and to and
including December 31, 2005

Tranche B Term Loan Maturity Date                      $41,250,000
--------------------------------------------------------------------------------

      (c) Equity Issuance. In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than cash proceeds received (i) from the issuance by the Borrower of shares of its common stock (including as a result of the exercise of any options with regard thereto), or options to purchase shares of its common stock, to officers, directors and employees of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $500,000 in any fiscal year of the Borrower or (ii) from equity contributions to any Subsidiary of the Borrower to the extent made by the Borrower or another Subsidiary of the Borrower), an amount equal to 50% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

      (d) Debt Issuance. In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective
Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

      (e) Asset Sales. In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); provided that with respect to no more than $5,000,000 in the aggregate of cash proceeds from Asset Sales in any fiscal year of the Borrower, the Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default or Event of Default then exists and the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase assets used or to be used in the business permitted pursuant to Section 9.15 (including, without limitation (but only to the extent permitted by Section 9.02), the purchase of the assets or 100% of the capital stock of a Person engaged in such businesses) within 180 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Sale Proceeds not required to be applied to the repayment of outstanding Term Loans are not so reinvested within such 180-day period (or such earlier date, if any, as the Borrower determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(e) without regard to the preceding proviso. Notwithstanding the foregoing, Net Sale Proceeds of up to $7,000,000 from the sale of the Borrower's property consisting of approximately 25.7 acres, consisting of two parcels, located in Montebello, New York shall not be required to be applied to a mandatory prepayment of Term Loans pursuant to this Section 4.02(e).

      (f) Excess Cash Flow. In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to 50% of the Excess Cash

Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); provided, however, that no repayment shall be required pursuant to this Section 4.02(f) if on such Excess Cash Payment Date no Default or Event of Default then exists and the Consolidated Total Leverage Ratio at such time is less then 2.00:1.

      (g) Insurance Proceeds. In addition to any other mandatory repayments pursuant to this Section 4.02, within 10 days following each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events in which the Net Insurance Proceeds therefrom do not exceed $100,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); provided that so long as no Default or Event of Default then exists, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), and provided further, that (i) if the amount of such Net Insurance Proceeds exceeds $2,500,000, then the entire amount of such Net Insurance Proceeds (and not just the portion of such Net Insurance Proceeds in excess of $2,500,000) shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it or its applicable Subsidiary in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be reasonably required by the Administrative Agent, including certifications to the effect that (x) no Default or Event of Default then exists and (y) the Borrower or its applicable Subsidiary has actually incurred such costs (which certification shall be accompanied by any paid invoices or invoices required to be paid within 5 Business Days thereafter)), although at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder, and (ii) if all or any portion of such Net Insurance Proceeds not required to be applied to the repayment of outstanding Term Loans pursuant to the preceding proviso are not so used within 180 days after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as the Borrower determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(h) without regard to the preceding proviso.

      (h) Pro Rata Application of Mandatory Repayment. Each amount required to be applied to the outstanding Term Loans pursuant to Sections 4.02(c), (d), (e),
(f) and (g) shall be applied pro rata to each Tranche of outstanding Term Loans, with the Tranche A Term Loans to be allocated the Tranche A Term Loan Percentage of the amount of such prepayment and the

Tranche B Term Loans to be allocated the Tranche B Term Loan Percentage of the amount of such prepayment. The amount of such principal repayment of each Tranche of Term Loans made is required by said Sections 4.02(c), (d), (e), (f) and (g) shall be applied to reduce the then remaining Scheduled Repayments of such Tranche of Term Loans in the inverse order of maturity (except in the case of Section 4.02(e), in which case such application shall be on a pro rata basis, based upon the then remaining unpaid principal amounts of such Scheduled Repayments of the respective Tranche of Term Loans after giving effect to all prior reductions thereto).

      (i) Applications to Types of Loans. With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

      (j) Option to Waive Pro Rata Mandatory Repayment. Notwithstanding anything to the contrary contained in this Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 13.12), at any time that Tranche A Term Loans are outstanding, the Borrower shall have the option, in its sole discretion, to give the Lenders with outstanding Tranche B Term Loans (the "B Lenders") the option to waive their pro rata share of a mandatory repayment of Tranche B Term Loans which is to be made pursuant to Sections 4.02(c), (d), (e),
(f) and/or (g) (each such repayment, a "Waivable Mandatory Repayment") upon the terms and provisions set forth in this Section 4.02(j). If the Borrower elects to exercise the option referred to in the immediately preceding sentence, the Borrower shall give to the Administrative Agent written notice of the Borrower's intention to give the B Lenders the right to waive a Waivable Mandatory Repayment (including in such notice, the aggregate amount of such proposed repayment) at least five Business Days prior to the date of the proposed repayment, which notice the Administrative Agent shall promptly forward to all B Lenders (indicating in such notice the amount of such repayment to be applied to each such B Lender's outstanding Tranche B Term Loans). The Borrower's offer to permit the B Lenders to waive any such Waivable Mandatory Repayment may apply to all or part of such repayment, provided that any offer to waive part of such repayment must be made ratably to the B Lenders on the basis of their outstanding Tranche B Term Loans. In the event that any such B Lender desires to waive its pro rata share of such B Lender's right to receive any such Waivable Mandatory Repayment in whole or in part, such B Lender shall so advise the Administrative Agent no later than 3:00 P.M. (Chicago time) on the date which is two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such B Lender desires to receive in respect of such repayment. If any B Lender does not reply to the Administrative Agent within such two Business Day period, such B Lender will be deemed not to have waived any part of such repayment. If any B Lender does not specify an amount it wishes to receive, such B Lender will be deemed to have accepted 100% of its share of such repayment. In the event that any such B Lender waives all or part of its share of any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such B Lender to the outstanding Tranche A Term Loans in accordance with Sections 4.02(h) and
(i).

      (k) Revolving Loans. Upon the payment in full of all Term Loans, 50% of all Net Equity Proceeds, 100% of all Net Debt Proceeds and 100% of all cash proceeds from any Asset Sale (except as provided in Section 4.02(e)), which in each case before repayment of the Term, Loans would be required to be applied to the repayment thereof, shall be forthwith applied to the mandatory repayment of the Revolving Loans. Concurrent with such application, the Total Revolving Loan Commitment shall be reduced by a like amount.

      (l) Maturity Date; Change of Control. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans and (ii) unless the Required Lenders otherwise agree, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

      4.03. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 11:00 A.M. (Chicago time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

      4.04. Net Payments.

      (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in
Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

      (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b).

      (c) Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Sections 4.04(b) and 13.04(b), (i) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (ii) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in Section 4.04(b) (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes.

      (d) Subject to Section 4.04 and except as set forth in Section 13.04(b), the Borrower further agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                                   SECTION 5

                      CONDITIONS PRECEDENT TO CREDIT EVENTS
                          ON THE INITIAL BORROWING DATE

      The obligation of each Lender to make Loans, and the obligation of the Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

      5.01. Execution of Agreement; Disclosure Letter; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred, (ii) the Lenders shall have received an executed copy of the Disclosure Letter, which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders, and (iii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Tranche A Term Note, Tranche B Term Note and/or Revolving Note executed by the Borrower and to the extent requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

      5.02. Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chairman of the Board, the President, the Chief Financial Officer or any Vice

President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.06, 5.07, 5.08 and 6.01 have been satisfied on such date (although no such certification shall be required to the extent that any determination to be made under any such Section is to be made by the Administrative Agent or any Lender).

      5.03. Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Robins Kaplan Miller & Ciresi LLP, special counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (ii) from Gardner Carton & Douglas, special Illinois counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

      5.04. Corporate Documents; Proceedings; etc.

      (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the President, the Chief Financial Officer or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

      (b) All corporate, partnership and limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

      5.05. Plans; Shareholders' Agreements; Employment Agreements; Existing Indebtedness Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents:

            (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or ERISA Affiliates (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such Plan) (collectively, the "Employee Benefit Plans";

            (ii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by its shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

            (iii) all material employment agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Employment Agreements");

            (iv) all agreements evidencing or relating to any material Indebtedness of the Borrower or any of its Subsidiaries which are to remain outstanding after giving effect to the Refinancing, including but not limited to the Subordinated Debt (collectively, the "Existing Indebtedness Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Employment Agreements, and Existing Indebtedness Agreements shall be in full force and effect on the Initial Borrowing Date.

      5.06. Consummation of the Refinancing.

      (a) On the Initial Borrowing Date, (i) all Obligations under and as defined in the Deutsche Credit Agreement shall be repaid in full, (ii) all Liens securing such Obligations shall have been released pursuant to releases acceptable to the Administrative Agent (the "Deutsche Releases"), (iii) the commitments of the lenders to extend credit thereunder shall have terminated,
(iv) the parties to the Credit Documents shall have executed and delivered the Credit Documents, and (v) the Borrower shall have paid all fees and expenses in connection with the foregoing (the foregoing, together with the incurrence of Loans on the Initial Borrowing Date, being collectively called the "Refinancing").

      (b) The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in Section 5.06(a) have been satisfied as of the Initial Borrowing Date.

      5.07. Adverse Change, etc.

      (a) Nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

      (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Refinancing and the other transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Refinancing or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Refinancing or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

      5.08. Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to the Refinancing or this Agreement or any other Credit Document or (ii) which the Administrative Agent or the Required Lenders shall reasonably determine could reasonably be expected to have a Material Adverse Effect.

      5.09. Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated stock powers in the case of capital stock constituting Pledge Agreement Collateral.

      5.10. Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

            (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Borrower, or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name the Borrower, or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement;

            (iv) to the extent the Administrative Agent shall request, duly executed Control Agreements with respect to any Collateral in which a security interest therein is perfected by control under the UCC; and

            (v) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

      5.11. Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit I (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty").

      5.12. Financial Statements; Projections. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of (i) the financial statements referred to in Section 7.05(a), (ii) the Projections referred to in Sections 7.05(d), and (iii) a draft of the Borrower's consolidated audited financial statements for the fiscal year ended December 31, 2001, all of which financial statements, Projections and draft audited financial statements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

      5.13. Solvency Certificate; Insurance Certificates. On the Initial Borrowing Date, the Administrative Agent shall have received:

            (i) a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit J; and

            (ii) certificates of insurance complying with the requirements of
      Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days prior written notice by the insurer to the Collateral Agent.

      5.14. Senior Subordinated Note Compliance.

      (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from the Borrower's chief financial officer demonstrating in reasonable detail (and showing the financial calculations therefor) that the full amount of the Loans being incurred on the Initial Borrowing Date may be incurred in accordance with, and will not violate the provisions of, Section
4.12 of the Senior Subordinated Note Indenture.

      (b) On the Initial Borrowing Date, the Borrower shall have delivered to the trustee under the Senior Subordinated Note Indenture and to the Administrative Agent the officers' certificate contemplated by the parenthetical in clause (vi) of the final sentence of the definition of "Senior Debt" contained in the Senior Subordinated Note Indenture.

      5.15. Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and Bank of America Securities LLC as arranger ("Arranger") all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and the Arranger to the extent then due.

                                   SECTION 6

                   CONDITIONS PRECEDENT TO ALL CREDIT EVENTS.

      The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of the Issuing Lender to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

      6.01. No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

      6.02. Notice of Borrowing; Letter of Credit Request.

      (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

      (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

      The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the

Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                                   SECTION 7

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Refinancing, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

      7.01. Organizational Status. Each of the Borrower and each of its Subsidiaries (other than an Inactive Subsidiary) (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      7.02. Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      7.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

      7.04. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) the filing of UCC-3 termination statements and other releases pursuant to the Deutsche Releases, (y) the filing of UCC-1 financing statements and Mortgages to perfect the security interest created under the Security Agreement and the Mortgages, as applicable, and (z) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

      7.05. Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.

      (a) (i) The audited consolidated balance sheets of the Borrower for its fiscal years ended on December 31, 1998, 1999 and 2000 and the draft audited consolidated balance sheet of the Borrower for its fiscal year ended on December 31, 2001, and the related audited or draft audited, as applicable, consolidated statements of income, cash flows and shareholders' equity of the Borrower for the fiscal years ended on such dates, as the case may be, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of the Borrower at the dates of such balance sheets and the consolidated results of the operations of the Borrower for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with GAAP consistently applied.

      (ii) Since December 31, 2000, there has been no change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      (b) On and as of the Initial Borrowing Date and after giving effect to the Refinancing and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith (i) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will exceed its debts; (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(c), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

      (d) On and as of the Initial Borrowing Date, the Projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

      7.06. Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to the Refinancing or any Credit Documents, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that are, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

      7.07. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

      7.08. Use of Proceeds; Margin Regulations.

      (a) All proceeds of the Loans will be used by the Borrower (i) to effect the Refinancing, (ii) to pay fees and expenses related to the Refinancing, for working capital and Capital Expenditures, (iv) to finance Permitted Acquisitions, and (v) for other lawful corporate purposes.

      (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      7.09. Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for immaterial taxes and assessments and for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP. Each of the Borrower and each of its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower threatened, by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries.

      7.10. Compliance with ERISA.

            (i) Schedule 2 of the Disclosure Letter sets forth, as of the Initial Borrowing Date, each Plan. Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has any material Unfunded Current Liability; no Plan which is subject to
      Section 412 of the Code or Section 302 of ERISA has any material accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
      4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending or, to the Borrower's knowledge, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

            (ii) Each Foreign Pension Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All material contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed in any material respect the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

      7.11. The Security Documents.

      (a) Subject to the issuance of the Deutsche Releases, the provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, free and clear of all other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

      (b) Subject to the issuance of the Deutsche Releases, the security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, free and clear of all other Liens. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement.

      (c) If and when a Mortgage is created, each such Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 9.01 related thereto).

      7.12. Representations and Warranties in the Credit Documents. All representations and warranties set forth in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

      7.13. Properties. All Real Property owned or leased by the Borrower or any of its Subsidiaries as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth on Schedule 1 of the Disclosure Letter. Each of the Borrower and each of its Subsidiaries has good and marketable title to all material properties owned by it, including all property reflected in
Schedule 1 of the Disclosure Letter and in the most recent historical balance sheets of the Borrower referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

      7.14. Capitalization. On the Initial Borrowing Date, the authorized capital stock of the Borrower shall consist of (i) 295,000,000 shares of common stock, $.0025 par value per share, and (ii) 5,000,000 shares of preferred stock, $.0025 par value per share, of which no shares of such preferred stock shall be issued and outstanding. All outstanding shares of the capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except
(i) as set forth in any Shareholders' Agreement as in effect on the Initial Borrowing Date, (ii) for options, warrants and rights to purchase shares of the Borrower's common stock or Qualified Preferred Stock which may be issued from time to time and (iii) for any Indebtedness that may be issued or incurred from time to time under Section 9.04(xii) which may be convertible into shares of the Borrower's common stock.

      7.15. Subsidiaries. As of the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 3 of the Disclosure Letter. Schedule 3 of the Disclosure Letter correctly sets forth, as of the Initial Borrowing Date, (i) the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary.

      7.16. Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      7.17. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      7.18. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      7.19. Environmental Matters.

      (a) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental

Laws. There are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the knowledge of the Borrower, any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or, to the knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

      (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment, storage or transportation has violated or could reasonably be expected to violate any Environmental Law or give rise to an Environmental Claim. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

      (c) Notwithstanding anything to the contrary in this Section 7.19, the representations and warranties made in this Section 7.19 shall not be untrue unless the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      7.20. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

      7.21. Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the domestic and foreign patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including, but not limited to, rights in computer programs, databases and data collections) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

      7.22. Indebtedness. Schedule 4 of the Disclosure Letter sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Refinancing (excluding the Loans, the Letters of Credit and the Senior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

      7.23. Refinancing. At the time of consummation thereof, the Refinancing shall have been consummated in all material respects in accordance with the terms of the respective Credit Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Refinancing have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Refinancing. Additionally, at the time of the consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Refinancing, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the Credit Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of the Refinancing have been taken in all material respects in compliance with the respective Credit Documents and all applicable laws.

      7.24. Insurance. Schedule 5 of the Disclosure Letter sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

      7.25. Senior Subordinated Notes. The subordination provisions contained in the Senior Subordinated Notes and in the other Senior Subordinated Note Documents are enforceable against the Borrower and the holders of the Senior Subordinated Notes, and all Obligations are within the definition of "Senior Debt" included in such subordination provisions.

                                   SECTION 8

                             AFFIRMATIVE COVENANTS.

      The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in
Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

      8.01. Information Covenants. The Borrower will furnish to each Lender:

      (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower (commencing with its fiscal month ending on March 31, 2002), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month as well as the related consolidated statement of retained earnings and statement of cash flows and the consolidated and consolidating statements of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month, all of which shall be certified by the chief financial officer of the Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

      (b) Quarterly Financial Statements. Within 50 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower (commencing with its quarterly accounting period ending on March 31, 2002), (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period (it being understood that any management's discussion and analysis set forth in the Borrower's Form 10-Q for such quarterly accounting period and delivered to the Lenders shall satisfy the provisions of this clause (ii)).

      (c) Annual Financial Statements. Within 100 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by KPMG Peat Marwick LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the

Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial and accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year (it being understood that any management's discussion and analysis set forth in the Borrower's Form 10-K for such quarterly accounting period and delivered to the Lenders shall satisfy the provisions of this clause (ii)).

      (d) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

      (e) Budgets. No later than 30 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets) prepared by the Borrower (i) for each of the twelve months of such fiscal year prepared in detail and (ii) for each of the immediately three succeeding fiscal years prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

      (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a certificate of the chief financial officer of the Borrower certifying on behalf of the Borrower that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(e), 4.02(f) (to the extent delivered with the financial statements required by Section 8.01(c)), 4.02(g), 9.02(v), 9.03(iii), 9.04,
9.05, 9.07, 9.08, 9.09, 9.10, 9.11 and 9.17 at the end of such fiscal quarter or year, as the case may be, (ii) if delivered with the financial statements required by Section 8.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period, and (iii) commencing with the delivery of the financial statements in respect of the Borrower's fiscal quarter ending on March 31, 2002, the Applicable Margin for Tranche A Term Loans, Revolving Loans and Swingline Loans for the Margin Reduction Period commencing with the delivery of the respective financial statements.

      (g) Notice of Default or Litigation. Promptly upon, and in any event within five Business Days after, any principal, senior or executive officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Credit Document.

      (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

      (i) Environmental Matters. Promptly after any principal, senior or executive officer of the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, either individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

            (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

            (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

            (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

            (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for redemption costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

      (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

      8.02. Books, Records and Inspections; Annual Meetings.

      (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which entries sufficient to prepare the financial statements required to be delivered pursuant to this Agreement in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request.

      (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower will, at the request of the Administrative Agent, hold a meeting or a conference call with all of the Lenders at which meeting or a conference call shall be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

      8.03. Maintenance of Property; Insurance.

      (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear and obsolescence excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (iii) furnish to the Administrative Agent, together with each set of financial statements delivered pursuant to Section 8.01(c), full information as to the insurance carried.

      (b) The Borrower will, and will cause each of the Subsidiary Guarantors to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower and/or such Subsidiary Guarantors) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Collateral Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any foreclosure or other proceeding relating to the insured properties or (B) any change in the title to or ownership or possession of the insured properties and
(vi) shall be deposited with the Collateral Agent.

      (c) If the Borrower or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

      8.04. Existence; Franchises. The Borrower will, and will cause each of its Subsidiaries (other than Inactive Subsidiaries) to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with
Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      8.05. Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      8.06. Compliance with Environmental Laws.

      (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as reasonably required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

      (b) At the reasonable written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the sole expense of the Borrower, an environmental site assessment report concerning any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property, provided that (i) unless the Lenders or the Administrative Agent has received any notice of the type described in Section 8.01(i) or (ii) the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 10, such request may not be made more than once every two years in respect of any parcel of Real Property. If the Borrower fails to provide same within 90 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower and the Borrower shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

      8.07. ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth in reasonable detail information as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC or any other governmental agency, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation
Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation
Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Upon the request of the Administrative Agent or any Lender, the Borrower will also deliver to the Administrative Agent or such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other governmental agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Borrower, the respective Subsidiary or the ERISA Affiliate, as applicable. The Borrower and each of its Subsidiaries shall insure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      8.08. End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) its fiscal year to end on the last day of one of the fiscal quarters set forth in clause (ii) below and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

      8.09. Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      8.10. Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is immaterial or is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

      8.11. Additional Security; Further Assurances.

      (a) The Borrower will, and will cause each of its Domestic Subsidiaries (other than an Inactive Subsidiary) and, to the extent required by Section 8.13, each of its Foreign Subsidiaries to, grant to the Collateral Agent security interests and Mortgages in such assets and properties of the Borrower and such Subsidiaries as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Required Lenders (collectively, the "Additional Security Documents"). All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

      (b) The Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.11 has been complied with.

      (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

      (d) The Borrower agrees that each action required above by this Section
8.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by the Borrower and/or its Subsidiaries pursuant to the terms of this Section 8.11; provided that, in no event will the Borrower or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

      8.12. Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 7.08.

      8.13. Foreign Subsidiaries Security. If, following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Borrower does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that

            (i) a pledge of 65% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote,

            (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, and

            (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty,

in any such case could reasonably be expected to cause (I) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other Federal income tax consequences to the Credit Parties having a Material Adverse Effect, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be promptly pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall promptly execute and deliver the Security Agreement and Pledge Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall promptly execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of the Security Agreement, Pledge Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.13 to be in form and substance reasonably satisfactory to the Administrative Agent.

      8.14. Margin Stock. In the event that the Borrower or any other Credit Party holds any Margin Stock that is required to be pledged pursuant to the Pledge Agreement, the Borrower will duly execute and deliver to each Lender an appropriately completed Form U-1 or Form G-3 referred to in Regulation U.

      8.15. Permitted Acquisitions.

      (a) Subject to the provisions of this Section 8.15 and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition):

            (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto;

            (ii) the Borrower shall have given to the Administrative Agent and the Lenders at least 10 Business Days' prior written notice of any Permitted Acquisition;

            (iii) (a) each of the Total Leverage Ratio and the Senior Leverage Ratio, on a pro forma basis, is 25 basis points below the maximum ratio in effect under Sections 9.08 and 9.09 on the last day of the Test Period (taken as one accounting period) most recently then ended for which financial statements are available, and (b) the Consolidated EBITDA, on a pro forma basis for such Test Period, is greater than 115% of the minimum amount of Consolidated EBITDA required pursuant to Section 9.10 in respect of such Test Period, provided, however, that in the case of a Permitted Acquisition involving the payment of less than $5,000,000 of cash consideration, the requirement for this clause (a)(iii)(b) shall be that the Consolidated EBITDA, on a pro forma basis for such Test Period, is greater than 105% of the minimum amount of Consolidated EBITDA required pursuant to Section 9.10 in respect of such Test Period. For the purposes of this clause (a)(iii), such Permitted Acquisition shall be deemed to have occurred on the first day of such Test Period and the computation of the Total Leverage Ratio, the Senior Leverage Ratio, and Consolidated EBITDA, as the case may be, shall be determined so as to give effect to
      (x) all Indebtedness incurred or repaid in connection with such Permitted Acquisition and (y) the related S-X Adjustments referred to in Section 8.15(e) below;

            (iv) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

            (v) the aggregate consideration, including, without limitation, (I) the aggregate principal amount of any Indebtedness assumed, incurred or issued in connection therewith, (II) the fair market value (as determined in good faith by the Board of Directors of the Borrower) of any common stock or Qualified Preferred Stock of the Borrower issued as part of the purchase price therefor (provided that no Default or Event of Default under Section 10.10 would result therefrom) and (III) the aggregate amount paid and to be paid pursuant to any earn-out, non-compete or deferred compensation or purchase price arrangements (the "Total Consideration") for any such proposed Permitted Acquisition shall not exceed $15,000,000 (or $20,000,000 if the Total Leverage Ratio, as determined on a pro forma basis pursuant to Section 8.15(a) (iii) above, is less than 2.25:1);

            (vi) the Total Consideration for such Permitted Acquisition, when added to the Total Consideration for all other Permitted Acquisitions consummated during the twelve-month period preceding the date of such Permitted Acquisition, shall not exceed $30,000,000 (or $40,000,000 if the Total Leverage Ratio, as determined on a pro forma basis pursuant to
      Section 8.15(a)(iii) above, is less than 2.25:1);

            (vii) immediately after giving effect to each Permitted Acquisition (and all payments to be made in connection therewith), the Total Unutilized Revolving Loan Commitment, when added to the aggregate amount of unrestricted cash and Cash Equivalents held by the Borrower and its Wholly-Owned Domestic Subsidiaries, shall equal or exceed $7,000,000 (or $10,000,000 if the Total Revolving Loan Commitment is increased to $20,000,000);

            (viii) the aggregate consideration paid in connection with all Permitted Acquisitions in which the Person or assets so acquired had more than 15% of their assets or annual revenues outside of the United States and Canada (as determined from the most recently available financial information for such Person or assets) does not exceed $10,000,000 in any fiscal year of the Borrower;

            (ix) such Permitted Acquisition is non-hostile (i.e., the prior, effective written consent or approval to such Permitted Acquisition of the board of directors or equivalent governing body of the Acquired Entity or Business shall have been obtained); and

            (x) the Borrower shall have delivered to the Administrative Agent and each Lender an officer's certificate executed by a senior financial officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (ix), inclusive, and containing the calculations (in reasonable detail) (A) evidencing compliance with the preceding clauses (iii), (v),
      (vi), (vii) and (viii) and (B) necessary to establish the Acquired EBITDA of the Acquired Entity or Business acquired pursuant to such Permitted Acquisition for the most Test Period referred to above, which calculations shall be reasonably approved by the Administrative Agent.

      (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

      (c) The Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation as and to the extent required by, Sections
8.11 and 9.16, to the satisfaction of the Administrative Agent.

      (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower pursuant to Section 8.15(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

      (e) The determination of the Total Leverage Ratio, the Senior Leverage Ratio and the Consolidated EBITDA, on a pro forma basis pursuant to Section 8.15(a)(iii), shall give effect to factually supportable and identifiable cost savings and expenses which (i) are disclosed by the Borrower to (and not objected to by) the Administrative Agent and (ii) would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the applicable period (collectively, the "S-X Adjustments").

      8.16. Certain Post-Closing Actions. (i) Within 90 days after the Initial Borrowing Date, the Borrower will use its reasonable best efforts to deliver to the Administrative Agent landlord waivers with respect to those Leaseholds of the Borrower or any of its Subsidiaries designated on Schedule 1 to the Disclosure Letter as requiring a landlord waiver, which landlord waivers shall be in form and substance reasonably satisfactory to the Administrative Agent,
(ii) within 60 days after the Initial Borrowing Date, the Borrower will, pursuant to Section 8.11, grant or cause to be granted to the Collateral Agent, Mortgages on the properties owned by the Borrower located in Omaha, Nebraska, Carter Lake, Iowa, and Marshfield, Wisconsin, accompanied by supporting documentation acceptable to the Administrative Agent, (iii) within 90 days after the Initial Borrowing Date, the Borrower shall deliver Control Agreements as required by the Pledge Agreement and Security Agreement for all Deposit Accounts and Securities Accounts (as those terms are defined in the Security Agreement) other than as relate to any accounts with U.S. Bank, N.A. (it being understood that any Control Agreements for accounts with U.S Bank, N.A. are to be delivered prior to or on the Initial Borrowing Date), and (iv) within 90 days after the Initial Borrowing Date deliver stock certificates of Donnelley Marketing, Inc. and Listing Services Solutions, Incorporated ("Replacement Certificates") pledged pursuant to the Pledge Agreement, for which stock certificates lost stock certificate affidavits have been delivered to the Administrative Agent. Notwithstanding any provision in any of the Credit Documents to the contrary, it is understood that (i) the delivery of the foregoing Control Agreements and Replacement Certificates shall not be a condition under Sections 5 and 6 of this Agreement, and (ii) the failure to deliver the foregoing Control Agreements and Replacement Certificates on or before the Initial Borrowing Date shall not of itself constitute a breach of any representation or warranty as of the Initial Borrowing Date or within 90 days thereafter.

                                   SECTION 9

                               NEGATIVE COVENANTS.

      The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

      9.01. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

            (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 6 of the Disclosure Letter, but only to the respective date, if any, set forth in such Schedule 6 for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule 6, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

            (iv) Liens created pursuant to the Security Documents;

            (v) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

            (vii) Liens placed upon (x) equipment or machinery acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount or (y) Real Property acquired or constructed after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition or construction thereof by the Borrower or any of its Subsidiaries or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price or construction cost thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of any such Real Property or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (i) the Indebtedness secured by all such Liens described in this clause (vii) is permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the asset so acquired or constructed does not encumber any other asset of the Borrower or such Subsidiary;

            (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

            (x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash and the fair market value of all other property subject to such Liens does not exceed $5,000,000 at any time outstanding;

            (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

            (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits;

            (xiii) Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause
      (xiii) shall not at any time exceed $1,500,000;

            (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(ix), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

            (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (xvi) Liens which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

            (xvii) Liens on insurance proceeds securing the payment of financed insurance premiums; and

            (xviii) Permitted Encumbrances.

In connection with the granting of Liens of the type described in clauses (vi) and (vii) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

      9.02. Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time (unless such agreement relates to an action otherwise permitted by this Section 9.02, or to the extent that the respective action is not otherwise permitted by this Section 9.02 (and the Loans will not be repaid in full, and all Commitments terminated, at the time of the consummation of the respective action), such agreement expressly provides that the consent of the requisite percentage of Lenders hereunder is required to be obtained in connection therewith)), except that:

            (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

            (ii) each of the Borrower and its Subsidiaries may make sales of inventory and license intellectual property in the ordinary course of business;

            (iii) each of the Borrower and its Subsidiaries may sell obsolete, uneconomic or worn-out equipment or materials in the ordinary course of business;

            (iv) Permitted Acquisitions may be made to the extent permitted by
      Section 8.15;

            (v) each of the Borrower and its Subsidiaries may sell other assets (other than the capital stock of any Subsidiary Guarantor), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is at least 75% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $5,000,000 in any fiscal year of the Borrower;

            (vi) Investments may be made to the extent permitted by Section
      9.05;

            (vii) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by
      Section 9.04(iv));

            (viii) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

            (ix) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (x) any Subsidiary of the Borrower (i) may be merged or consolidated with or into the Borrower or liquidated so long as the Borrower is the surviving corporation of such merger or consolidation or receives the assets of such Subsidiary upon such liquidation and (ii) may transfer its assets to the Borrower or to any Subsidiary Guarantor;

            (xi) any Subsidiary of the Borrower may be merged or consolidated with or into any other Subsidiary of the Borrower or liquidated so long as
      (i) in the case of any (x) such merger or consolidation involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving corporation of such merger or consolidation or (y) such liquidation involving a Subsidiary Guarantor, a Subsidiary Guarantor receives the assets of such Subsidiary upon such liquidation and (ii) in the case of any (x) such merger or consolidation involving a Wholly-Owned Subsidiary of the Borrower, in addition to the requirements of preceding clause (i)(x), a Wholly-Owned Subsidiary is the surviving corporation of such merger or consolidation or (y) such liquidation, in addition to the requirements of preceding clause (i)(y), a Wholly-Owned Subsidiary receives the assets of such Subsidiary upon such liquidation.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

      9.03. Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

            (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

            (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

            (iii) with prior written consent of the Required Lenders and so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability or termination of employment of officers, directors or employees of the Borrower or any of its Subsidiaries, provided that the aggregate amount of Dividends paid by the Borrower pursuant to this clause (iii) shall not exceed $500,000 in any fiscal year of the Borrower;

            (iv) the Borrower may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

            (v) with the prior written consent of the Required Lenders, the Borrower may redeem its outstanding preferred stock purchase rights issued under the Borrower's stockholder's rights plan in an aggregate amount not to exceed $500,000; and

            (vi) other Dividends, provided that (a) before and after giving effect to the payment thereof, no Default or Event of Default shall exist, and (b) the Borrower shall be in compliance with the limitations set forth in Section 9.17.

      9.04. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule 4 of the Disclosure Letter, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on such Schedule 4, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

            (iii) Indebtedness under Interest Rate Protection Agreements in notional amounts not to exceed the outstanding Loans pursuant to this Agreement, such Interest Rate Protection Agreements to be reasonably acceptable to the Administrative Agent and entered into with respect to other Indebtedness permitted under this Section 9.04;

            (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations (to the extent permitted pursuant to Section 9.07) and purchase money Indebtedness described in Section 9.01(vii), provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iv) exceed $10,000,000 at any time outstanding;

            (v) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Sections 9.05(xi), (xiii), (xiv),
      (xv) and (xvi);

            (vi) Indebtedness consisting of guaranties by the Borrower and its Subsidiaries of Indebtedness of the Borrower and its Subsidiaries otherwise permitted to be incurred under this Section 9.04 (other than in respect of the Senior Subordinated Notes), in each case only so long as the giving of such guaranty does not require a Subsidiary of the Borrower to guaranty the Borrower's obligations in respect of the Senior Subordinated Notes;

            (vii) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

            (viii) Indebtedness of the Borrower under the Senior Subordinated Notes and the other Senior Subordinated Note Documents in an aggregate principal amount not to exceed $106,000,000 (as reduced by any repayments of principal thereof);

            (ix) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond financings), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness of the type described in Section 9.01(vii) shall not constitute debt for borrowed money for purposes of this clause (y), and (z) at the time of such Permitted Acquisition, the aggregate of all Indebtedness permitted under this clause (ix) does not exceed the greater of $5,000,000 or 15% of the total value of the assets of all Subsidiaries (or assets) so acquired since the Effective Date hereof;

            (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness not otherwise constituting Indebtedness permitted under this
      Section 9.04 is extinguished within two Business Days of the incurrence thereof;

            (xi) Indebtedness in respect of bid, performance, advance payment or surety bonds entered into in the ordinary course of business and consistent with past practices in an aggregate amount not to exceed $1,500,000 at any time outstanding; and

            (xii) so long as no Default or Event of Default then exists or would result therefrom, additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

      9.05. Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

            (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time when Revolving Loans or Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Domestic Subsidiaries shall not exceed $7,500,000 for any period of five consecutive Business Days;

            (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule 7 of the Disclosure Letter, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

            (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

            (vi) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of the Borrower provided, however, that (a) no cash is paid by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations, and (b) the aggregate of all such obligations shall not exceed $3,000,000 at any one time outstanding.

            (vii) the Borrower and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

            (viii) the Borrower and its Subsidiaries may enter into Other Hedging Agreement to the extent permitted by Section 9.04(vii);

            (ix) Permitted Acquisitions shall be permitted in accordance with
      Section 8.15;

            (x) the Borrower and its Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(iv) and (v);

            (xi) the Borrower and the Subsidiary Guarantors may make Intercompany Loans between or among one another, so long as each Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

            (xii) the Borrower may make equity contributions to the capital of the Subsidiary Guarantors and the Subsidiary Guarantors may make equity contributions to the capital of their respective Subsidiaries which are Subsidiary Guarantors, provided that the Borrower may not contribute a material portion of its non-cash assets to the Subsidiary Guarantors;

            (xiii) the Borrower and the Subsidiary Guarantors may make Intercompany Loans and/or cash equity contributions to Wholly-Owned Foreign Subsidiaries of the Borrower for the purpose of enabling such Wholly-Owned Foreign Subsidiaries to consummate a Permitted Acquisition or to make Capital Expenditures so long as (x) each such Investment that is made as an Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement,
      (y) no more than $1,000,000 of such Investments in the aggregate may be made in any fiscal year of the Borrower for Permitted Acquisitions and (z) no more than $1,000,000 of such Investments in the aggregate may be made in any fiscal year of the Borrower for Capital Expenditures;

            (xiv) the Borrower and its Wholly-Owned Subsidiaries may make additional Intercompany Loans and/or cash equity contributions to their respective Wholly-Owned Foreign Subsidiaries for the purpose of enabling such Subsidiaries to make an Investment permitted by clause (xvi) of this
      Section 9.05 so long as (x) each such Investment that is made as an Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement and (y) no more than $1,000,000 of such Investments in the aggregate may be made;

            (xv) Wholly-Owned Foreign Subsidiaries of the Borrower may make intercompany loans (x) between or among one another and (y) to the Borrower or any Subsidiary Guarantor so long as each such Intercompany Loan made to the Borrower or a Subsidiary Guarantor shall contain (and shall be subject to) the subordination provisions described in Exhibit M; and

            (xvi) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make additional Investments so long as the aggregate amount of all such Investments made pursuant to this clause (xvi) does not exceed $2,000,000 in any fiscal year.

      9.06. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

            (i) Dividends may be paid to the extent provided in Section 9.03;

            (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

            (iii) customary fees may be paid to non-officer directors of the Borrower and its Subsidiaries;

            (iv) the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business;

            (v) transactions exclusively between or among the Borrower and any of its Wholly-Owned Subsidiaries or exclusively between or among such Wholly-Owned Subsidiaries, provided that such transactions are not otherwise prohibited by the Credit Documents;

            (vi) any agreement as in effect as of the Initial Borrowing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the

      Lenders in any material respect than the original agreement as in effect on the Initial Borrowing Date; and

            (vii) transactions with Annapurna Corporation aggregating not more than $500,000 in any fiscal year of the Borrower.

      9.07. Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period to be less than 1.15:1.

      9.08. Maximum Total Leverage Ratio. The Borrower will not permit the Consolidated Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

PERIOD                                                                   RATIO
------                                                                   -----
Initial Borrowing Date through and including September 29, 2002        3.00:1.00

September 30, 2002 through and including March 30, 2003                2.75:1.00

March 31, 2003 and thereafter                                          2.50:1.00

      9.09. Maximum Senior Leverage Ratio. The Borrower will not permit the Consolidated Senior Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

PERIOD                                                                   RATIO
------                                                                   -----
Initial Borrowing Date through and including September 29, 2002        2.00:1.00

September 30, 2002 through and including March 30, 2003                1.75:1.00

March 31, 2003 and thereafter                                          1.50:1.00

      9.10. Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period to be less than $80,000,000 (the "Minimum EBITDA"), it being, understood, however, that from and after the consummation of any Permitted Acquisition, the Minimum EBITDA in effect immediately prior to such Permitted Acquisition shall be increased by an amount equal to 80% of the Acquired EBITDA (to the extent it is a positive) of the respective Acquired Entity or Business acquired in each such Permitted Acquisition for the most recently ended 12 month period for which financial statements are available for such Acquired Entity or Business (as certified in the respective officer's certificate delivered pursuant to clause (x) of Section 8.15(a)).

      9.11. Consolidated Net Worth. The Borrower will not permit the Consolidated Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum of (a) $85,000,000, (b) an amount equal to 50% of the Consolidated Net Income (with no deduction for any net loss in any such fiscal quarter) earned in each fiscal quarter ending after June 30, 2002 and (c) an amount equal to 100% of the aggregate increases in shareholders' equity of the Borrower and its Subsidiaries after the Effective Date by reason of the issuance and sale of capital stock of the Borrower for cash consideration (including upon any conversion of debt securities of the Borrower into such capital stock).

      9.12. Limitation on Voluntary Payments and Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.

      (a) The Borrower will not, and will not permit any of its Subsidiaries to:

            (i) make (or give any notice in respect of) any Restricted Payment with respect to any Subordinated Debt if (x) immediately before or after giving effect thereto a Default or Event of Default shall exist or (y) such Restricted Payment would be in contravention of the limitations specified in Section 9.17;

            (ii) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Note Document or other agreement relating to Subordinated Debt;

            (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (iii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect;

            (iv) make (or give any notice in respect of) any voluntary, optional or mandatory payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case, without limitation, by way of depositing with any Person money or securities before due for the purposes of paying when due), the TGMVC Seller Subordinated Notes, or make any other payment in respect thereof (whether for principal, interest or other amounts); provided, however, so long as no Default or Event of Default then exists or would result therefrom, the obligor on the TGMVC Seller Subordinated Note may make regularly scheduled interest payments thereon and may repay such note at maturity; or

            (v) amend or modify, or permit the amendment or modification of, any provision of the TGMVC Seller Subordinated Notes.

      (b) Neither the Borrower nor any of its Subsidiaries shall designate any Indebtedness, other than the Obligations, as "Designated Senior Debt" for purposes of the Senior Subordinated Notes.

      9.13. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Subordinated Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement (in which the Borrower or such Subsidiary is the licensee) or other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (vi) any instrument governing Indebtedness described in Section 9.04(ix), which restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the properties or assets acquired pursuant to any such Permitted Acquisition, (vii) agreements existing on the Initial Borrowing Date to the extent and in the manner such agreements are in effect on the Initial Borrowing Date, (viii) any agreement for the sale or disposition of capital stock or assets of any Subsidiary, provided that such encumbrances and restrictions are only applicable to such Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with
Section 9.02, and (ix) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01(v), (vi) or (vii).

      9.14. Limitation on Issuance of Capital Stock.

      (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock other than Qualified Preferred Stock of the Borrower or (ii) any redeemable common stock other than common stock that is redeemable at the sole option of the Borrower or such Subsidiary, as the case may be.

      (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) for issuances to the Borrower or a Wholly-Owned Subsidiary thereof or (v) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

      9.15. Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof and other businesses that are complimentary or reasonably related thereto. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not permit any Inactive Subsidiary to engage in any business activities, to have any material liabilities or to own assets with an aggregate value in excess of $250,000.

      9.16. Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create or, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries and, to the extent permitted by Section 9.05(xvi) and the definition of "Permitted Acquisition", non-Wholly-Owned Subsidiaries, so long as

            (i) the equity interests of each such new Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge Agreement,

            (ii) each such new Domestic Subsidiary (and, to the extent required by Section 8.13, each such new Foreign Subsidiary) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and

            (iii) each such new Domestic Subsidiary (and, to the extent required by Section 8.13, each such new Foreign Subsidiary), to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 8.11.

In addition, each such new Domestic Subsidiary (and, to the extent required by Section 8.13, each such new Foreign Subsidiary) shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

      9.17. Restricted Payments. The Borrower will not permit Restricted Payments in respect of any period set forth below to exceed the lesser of (i) 50% of Excess Cash Flow applicable to such period, and (ii) 15% of the Borrower's Consolidated Net Worth as at the beginning of such period, as follows:

      PERIOD

      fiscal quarter ending March 31, 2002

      two fiscal quarters ending June 30, 2002

      three fiscal quarters ending September 30, 2002

      any Test Period ending on December 31, 2002 or thereafter

                                   SECTION 10

                               EVENTS OF DEFAULT.

      Upon the occurrence of any of the following specified events (each an "Event of Default"):

      10.01. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

      10.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

      10.03. Covenants. The Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.12, 8.14, 8.15 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

      10.04. Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

      10.05. Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

      10.06. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of
Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

      10.07. Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than an immaterial portion thereof), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01); or

      10.08. Subsidiaries Guaranty. At any time after the execution and delivery thereof, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

      10.09. Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $5,000,000; or

      10.10. Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):

            (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind;

            (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party;

            (iii) terminate any Letter of Credit which may be terminated in accordance with its terms;

            (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding;

            (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and

            (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

                                   SECTION 11

                        DEFINITIONS AND ACCOUNTING TERMS.

      11.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquired EBITDA" of any Acquired Entity or Business acquired pursuant to a Permitted Acquisition shall mean the consolidated "EBITDA" of such Acquired Entity or Business calculated on a basis consistent with the calculation of Consolidated EBITDA under this Agreement and reasonably approved by the Administrative Agent.

            "Acquired Entity or Business" shall have the meaning provided in the definition of "Permitted Acquisition."

            "Additional Security Documents" shall have the meaning provided in
      Section 8.11.

            "Administrative Agent" shall mean Bank of America, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided that neither the Administrative Agent nor any Lender (nor any affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

            "Applicable Margin" shall mean with respect to Tranche A Term Loans, Tranche B Term Loans, Revolving Loans Swingline Loans and Commitment Fees, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Tranche A Term Loans, Tranche B Term Loans, Revolving Loans, Swingline Loans or Commitment Fees and opposite the respective Level (i.e., Level 1, Level 2, Level 3 or 4, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer's certificate delivered pursuant to
      Section 8.01(f) or the first proviso below):

--------------------------------------------------------------------------------------------
                              APPLICABLE MARGIN          APPLICABLE MARGINS
                             FOR EURODOLLAR LOANS        FOR BASE RATE LOANS
                           ------------------------   ------------------------
                                                      TRANCHE A
                                                        TERM
                            TRANCHE A                   LOANS,
        CONSOLIDATED       TERM LOANS                 REVOLVING
           TOTAL               AND                    LOANS, AND
          LEVERAGE          REVOLVING    TRANCHE B    SWINGLINE      TRANCHE B    COMMITMENT
LEVEL      RATIO              LOANS      TERM LOANS     LOANS       TERM LOANS       FEES
--------------------------------------------------------------------------------------------
  1    TLR >= 2.50:1          2.750%       3.000%       1.750%        2.000%        0.500%
       but < 3.00:1

  2    TLR >= 2.00:1          2.500%       3.000%       1.500%        2.000%        0.450%
       but < 2.50:1

  3    TLR >= 1.50:1          2.250%       3.000%       1.250%        2.000%        0.400%
       but < 2.00:1

  4    TLR < 1.50:1           2.000%       3.000%       1.000%        2.000%        0.350%
--------------------------------------------------------------------------------------------

      provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(f) showing the applicable Consolidated Total Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 1 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 1 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, the Applicable Margin, if any, shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that subject to Section 1.08(c), Level 1 pricing shall apply at any time when any Default or Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Level 2 pricing shall apply for the period from the Initial Borrowing Date to but not including the date which is the first Start Date after the Borrower's fiscal quarter ending on March 31, 2002. The Applicable Margin in respect of Commitment Fees is sometimes called the Commitment Fee Rate.

            "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02(ii), (iii),
      (viii) and (ix).

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

            "Bank of America" shall mean Bank of America, N.A., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "B Lenders" shall have the meaning provided in Section 4.02(j).

            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York or Chicago, Illinois or Charlotte, North Carolina a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the interbank Eurodollar market.

            "Capital Expenditures" shall mean, with respect to any Person, all capital expenditures by such Person, as the same are (or would in accordance with GAAP be) set forth in the consolidated statement of cash flows of the Company and its Subsidiaries, exclusive of (A) expenditures made in connection with the acquisition of assets in any Permitted Acquisition, and (B) expenditures made in connection with the replacement or restoration of assets to the extent financed (i) from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or (ii) with proceeds from the sale or other disposition of an asset which is replaced within 180 days from such sale or other disposition with another asset performing the same or a similar function.

            "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by the District of Columbia or any state of the United States or any political subdivision of the District of Columbia or any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.,
      (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
      (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings

      Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and (vii) in the case of any Foreign Subsidiary, (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) having maturities of not more than one year from the date of acquisition or (B) obligations of the type and maturity described in clauses (iii), (iv) or (v) above of foreign obligors, which obligations or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

            "Change of Control" shall mean (i) any Person or "group" (within the meaning of Sections 13(d) and 14(d) under the Securities Exchange Act, as in effect on the Effective Date), other than a Permitted Holder, shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or
      (B) obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (iii) any "change of control" under, and as defined in, the Senior Subordinated Note Indenture shall occur.

            "Change of Law" shall have the meaning provided in Section 10.06.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

            "Commitment" shall mean any of the commitments of any Lender, (i.e., whether the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Revolving Loan Commitment).

            "Commitment Fee" shall have the meaning provided in Section 3.01(a).

            "Commitment Fee Rate" shall have the meaning provided in the definition of Applicable Margin.

            "Consolidated Capital Expenditures" shall mean, for any period, all Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis for such period.

            "Consolidated EBITDA" shall mean, for any period, an amount equal to the sum of (a) Consolidated Net Income (exclusive of non-operating income) for such period, (b) Consolidated Interest Expense for such period, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income for such period, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income for such period, it being understood that in determining the Total Leverage Ratio under Section 9.08, the Senior Leverage Ratio under Section 9.09, and the minimum Consolidated EBITDA test under Section 9.10, the Consolidated EBITDA for any period shall be calculated on a pro forma basis to give effect (i) to any Person or assets acquired during such period pursuant to a Permitted Acquisition (and not subsequently sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period) as if the Person or assets so acquired were owned by the Borrower for such period, (ii) the incurrence or repayment of Indebtedness in connection with such Permitted Acquisition, and (iii) the related S-X Adjustments referred to in Section 8.15(e). For purposes of the Consolidated Fixed Charge Coverage Ratio under Section 9.07, Consolidated EBITDA shall not be calculated on a pro forma basis.

            "Consolidated Fixed Charge Coverage Ratio" (or "Fixed Charge Coverage Ratio") shall mean, at any date, the ratio of (a) Consolidated EBITDA for the Test Period then most recently ended less Consolidated Capital Expenditures for such Test Period to (b) Consolidated Fixed Charges for such Period.

            "Consolidated Fixed Charges" shall mean, for any period, the sum of the following (without duplication): (i) Consolidated Interest Expense paid or required to be paid in cash for such period; (ii) income and franchise taxes paid or required to be paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such period; (iii) all scheduled payments of principal made or required to be made with respect to all Indebtedness (including the principal portion of Capitalized Leases Obligations) of the Company and its Subsidiaries on a consolidated basis during such period; and (iv) all Restricted Payments made or required to be made by the Borrower and its Subsidiaries on a consolidated basis during such period.

            "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time; provided that for purposes of this definition, the amount of Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing, legal and accounting costs with respect to this Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

            "Consolidated Net Income" shall mean, for any period, for the Borrower and its Subsidiary Guarantors on a consolidated basis, the net income of the Borrower and its Subsidiary Guarantors from continuing operations (such net income to be exclusive of (a) non-cash charges comprising (i) impairment of assets, (ii) cumulative effects of changes in accounting principles (all of which are to be in accordance with GAAP),
      (iii) any non-cash stock compensation; and (b) extraordinary gains).

            "Consolidated Net Worth" shall mean, at any time, for the Borrower and its Subsidiaries, on a consolidated basis, shareholders' equity at such time.

            "Consolidated Senior Leverage Ratio" (and sometimes also referred to as the "Senior Leverage Ratio" or "SLR") shall mean, at any time, the ratio of Consolidated Indebtedness (excluding Subordinated Debt) at such time to Consolidated EBITDA for the Test Period then most recently ended.

            "Consolidated Total Leverage Ratio" (and sometimes also referred to as the "Total Leverage Ratio" or "TLR") shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of the Borrower on the Initial Borrowing Date and each other director if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

            "Control Agreement" shall mean a "Control Agreement" as defined in the Security Agreement.

            "Credit Documents" shall mean this Agreement, the Disclosure Letter and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" shall mean the Borrower and each Subsidiary
      Guarantor.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Deutsche Credit Agreement" shall mean the Credit Agreement dated as of July 23, 1999, as amended, among the Borrower, various lenders and Bankers Trust Company, as administrative agent.

            "Deutsche Releases" shall have the meaning provided in Section 5.06(a).

            "Disclosure Letter" shall mean the Disclosure Letter of even date herewith delivered by the Borrower to the Administrative Agent and the Lenders, a copy of which is attached as Schedule III.

            "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States or any State thereof.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower and its Subsidiaries.

            "Employee Benefit Plans" shall have the meaning provided in Section 5.05.

            "Employment Agreements" shall have the meaning provided in Section 5.05.

            "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.
      Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
      Section 414(b), (c),

      (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

            "Eurodollar Loan" shall mean each Loan (other than any Swingline
      Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean for any Interest Period with respect to any Eurodollar Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

            Eurodollar Rate =           Eurodollar Rate
                              ------------------------------------
                              1.00 - Eurodollar Reserve Percentage

      Where,

      "Eurodollar Rate" shall mean, for such Interest Period:

            (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c) in the event the rates referenced in the preceding subsections
      (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest (rounded to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Administrative Agent (or its Affiliate) in its capacity as a lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

            "Eurodollar Reserve Percentage" shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage. The determination of the Eurodollar Reserve Percentage and the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

            "Event of Default" shall have the meaning provided in Section 10.

            "Excess Cash Flow" shall mean, for any period, (a) Consolidated EBITDA less (b) the sum of (i) Consolidated Interest Expense paid or required to be paid in cash for such period, (ii) all scheduled payments of principal made or required to be made with respect to all Indebtedness (including the principal portion of Capitalized Lease Obligation) for such period, (iii) all Capital Expenditures for such period, and (iv) all income and franchise taxes paid or required to be paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such period.

            "Excess Cash Payment Date" shall mean the date occurring 100 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending on December 31, 2002).

            "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

            "Existing Indebtedness" shall have the meaning provided in Section 7.22.

            "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.05.

            "Facility Increase" shall have the meaning provided in Section 1.15(a).

            "Facility Increase Date" shall have the meaning provided in Section 1.15(b).

            "Facility Increase Supplement" shall have the meaning provided in
      Section 1.15(d).

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
      Section 3.01.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Subsidiary" shall mean each Subsidiary of the Borrower which is not a Domestic Subsidiary.

            "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board of such other principles as may be approved by a significant segment of the accounting professions, that are applicable to the circumstances as of the date of determination, consistently applied.

            "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

            "Inactive Subsidiary" shall mean each of Direct Magi Inc. and DBA FL Inc., each a New Jersey corporation and a Wholly-Owned Domestic Subsidiary of the Borrower.

            "Indebtedness" shall mean, as to any Person, without duplication,
      (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

            "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

            "Intercompany Loan" shall mean each intercompany loan or advance between or among the Borrower and its Subsidiaries or between or among Subsidiaries of the Borrower.

            "Intercompany Note" shall mean a promissory note, in the form of Exhibit L or in such other form as is reasonably acceptable to the Administrative Agent, evidencing Intercompany Loans.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "Investments" shall have the meaning provided in Section 9.05.

            "Issuing Lender" shall mean Bank of America.

            "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of the Senior Subordinated Notes).

            "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall mean each financial institution listed on Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to Sections 1.13, 1.15 or 13.04(b).

            "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(c), 1.01(e) or 2.

            "Letter of Credit" shall have the meaning provided in Section
      2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
      (i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "Letter of Credit Request" shall have the meaning provided in
      Section 2.03(a).

            "Lien" shall mean any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Revolving Loan and each Swingline Loan.

            "Management Agreements" shall have the meaning provided in Section 5.05.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

            "Margin Reduction Period" shall mean each period which shall commence on the date occurring after the Initial Borrowing Date upon which respective officer's certificate is delivered pursuant to Section 8.01(f) and which shall end on the date of actual delivery of the next officer's certificates pursuant to section 8.01(f) or the latest date on which such next officer's certificate is required to be so delivered.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, or (ii) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

            "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

            "Maximum Swingline Amount" shall mean $5,000,000.

            "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000, (ii) for Revolving Loans, $500,000 and (iii) for Swingline Loans, $100,000.

            "Mortgage" shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

            "Mortgaged Property" shall mean any Real Property owned or leased by the Borrower or any Subsidiary Guarantor which is encumbered (or required to be encumbered) by a Mortgage.

            "NAIC" shall mean the National Association of Insurance
      Commissioners.

            "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

            "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution. The term "Net Equity Proceeds" also shall include the amount of Net Debt Proceeds received by the Borrower from the issuance or incurrence of Indebtedness for borrowed money under Section 9.04(xii) which is convertible into shares of the Borrower's capital stock, although such Net Equity Proceeds shall not be considered to be received by the Borrower until such conversion occurs.

            "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

            "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

            "Non-Compete Agreements" shall have the meaning provided in Section 5.05.

            "Non-Defaulting Lender" and "Non-Defaulting RL Lender" shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

            "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at 231 South LaSalle Street, Chicago, Illinois 60697, Attention:
      David Johanson or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 231 South LaSalle Street, Chicago, Illinois 60697, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Acquisition" shall mean the acquisition by the Borrower or a Wholly-Owned Subsidiary thereof of assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or of 100% of the capital stock of any such Person (including by way of merger), which Person shall, as a result of such stock acquisition, become a Wholly-Owned Subsidiary of the Borrower (or shall be merged with and into a Wholly-Owned Subsidiary of the Borrower) (such assets or Person are referred to as an "Acquired Entity or Business"), provided that (in each case):

            (A) the consideration paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Loans), the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04, the issuance of common stock of the Borrower or Qualified Preferred Stock of the Borrower to the extent no Default or Event of Default exists pursuant to Section 10.10 or would result therefrom and the assumption/ acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of
      Section 9.04;

            (B) in the case of the acquisition of 100% of the capital stock of any Person (including way of merger), such Person shall own no capital stock of any other Person (other de minimis amounts) unless either (x) such Person owns 100% of the capital stock of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly Owned Subsidiary of such Person was non-Wholly Owned prior to the date of such Permitted Acquisition of such Person;

            (C) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.15; and

            (D) all applicable requirements of Sections 8.15, 9.02 and 9.16 applicable to Permitted Acquisitions are satisfied.

      Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the respective mortgage title insurance policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

            "Permitted Holders" shall mean Vinod Gupta and his spouse, their lineal descendants and adopted children and spouses of their lineal descendants and adopted children, any foundation controlled by any of the foregoing persons, any trusts for the benefit of any of the foregoing persons and any Affiliates of the foregoing persons.

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA

      Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section 5.09.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

            "Projections" shall mean the projections prepared by the Borrower as set forth in the Confidential Offering Memorandum relating to the financing hereunder, dated November, 2001, which Confidential Offering Memorandum was furnished by Bank of America Securities LLC (with the assistance and approval of the Borrower) to the Lenders prior to the Initial Borrowing Date.

            "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision, except upon the occurrence of a change of control (the definition of which shall be no more restrictive than that set forth in the Senior Subordinated Note Indenture) so long as the terms thereof do not require any such redemption or other action unless (and until) all Obligations have been paid in full and the Total Commitment and all Letters of Credit have been terminated or the requisite consents under this Agreement have been obtained to permit such redemption or other action, (w) do not require the cash payment of dividends to the extent that the payment thereof would not be permitted at such time pursuant to this Agreement, (x) do not contain any operating or financial maintenance covenants, (y) do not grant the holders thereof any voting rights (prior to the conversion into common stock of the Borrower, if applicable) except for (I) voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and
      (z) are otherwise reasonably satisfactory to the Administrative Agent.

            "Quarterly Payment Date" shall mean the last Business Day of each December, March, June and September occurring after the Initial Borrowing Date, commencing on March 31, 2002.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable

      (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

            "Refinancing" shall have the meaning provided in Section 5.06(a).

            "Register" shall have the meaning provided in Section 13.15.

            "Regulation D", "Regulation T", "Regulation U" or "Regulation X", as the case may be, shall mean Regulation D, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Lender" shall have the meaning provided in Section 1.13.

            "Replacement Lender" shall have the meaning provided in Section
      1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represent more than 50% of the sum of (i) the aggregate principal amount of all outstanding Term Loans of Non-Defaulting Lenders and (ii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then aggregate principal amount of all outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total (x) the aggregate principal amount of outstanding Swingline Loans and (y) Letter of Credit Outstandings at such time).

            "Restricted Payments" shall mean in respect of period, (i) any and all Dividends authorized, declared or paid with respect to the Borrower or any of its Subsidiaries pursuant to clauses (iii), (iv) and (v) of Section 9.03, (ii) the payment, prepayment, retirement, redemption, defeasance, or acquisition by the Borrower and/or any Subsidiary of any Subordinated Debt, and (iii) any and all payments ("earnout payments") required to be made by the Borrower or any Subsidiary which is based on the earnings or revenues relating to any Permitted Acquisitions.

            "Revolving Loan" shall have the meaning provided in Section 1.01(c).

            "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b) or (z) adjusted pursuant to
      Section 1.15.

            "Revolving Loan Maturity Date" shall mean March 31, 2005.

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

            "RL Percentage" of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

            "Scheduled Repayment" shall mean a Tranche A Term Loan Scheduled Repayment or a Tranche B Term Loan Scheduled Repayment, as the case may be.

            "SEC" shall have the meaning provided in Section 8.01(h).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
      Section 4.04(b)(ii).

            "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement" shall have the meaning provided in Section
      5.10.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

            "Senior Leverage Ratio" - see definition of "Consolidated Senior Leverage Ratio".

            "Senior Subordinated Note Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and each other document or agreement relating to the issuance of the Senior Subordinated Notes.

            "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of June 18, 1998, by and between the Borrower and State Street Bank and Trust Company of California, N.A., as trustee.

            "Senior Subordinated Notes" shall mean the Borrower's 9-1/2% Senior Subordinated Notes due 2008.

            "Shareholders' Agreements" shall have the meaning provided in
      Section 5.05.

            "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

            "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subordinated Debt" shall mean (i) Indebtedness under the Senior Subordinated Notes, (ii) the TGMVC Seller Subordinated Notes, and (iii) all other unsecured Indebtedness of the Borrower which has repayment terms and subordination provisions in form and substance acceptable to the Required Lenders.

            "Subsidiaries Guaranty" shall have the meaning provided in Section 5.11.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower (other than an Inactive Subsidiary) and, to the extent required by Section 8.13, each Foreign Subsidiary of the Borrower.

            "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Lender" shall mean Bank of America.

            "Swingline Loan" shall have the meaning provided in Section 1.01(d).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Syndication Date" shall mean that date upon which the Administrative Agent determines (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Term Loan" shall mean each Tranche A Term Loan and each Tranche B Term Loan.

            "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

            "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

            "TGMVC" shall mean TGMVC Corporation (f/k/a Infousa.com, Inc.), a Delaware corporation.

            "TGMVC Seller Subordinated Notes" shall mean the 6% Subordinated Notes in the original principal amount of $6,000,000, due September 29, 2003, and issued in connection with the acquisition of TGMVC (f/k/a Infousa.com, Inc.).

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

            "Total Consideration" shall have the meaning provided in the definition of Permitted Acquisition.

            "Total Leverage Ratio" - see definition of "Consolidated Total Leverage Ratio".

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

            "Total Tranche A Term Loan Commitment" shall mean , at any time, the sum of the Tranche A Term Loan Commitments of each of the Lenders at such time.

            "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders at such time.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swingline Loans.

            "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

            "Tranche A Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I directly below the column entitled "Tranche A Term Loan Commitment," as the same may be
      (x) terminated pursuant to Sections 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 13.04(b) or (z) adjusted pursuant to Section 1.15..

            "Tranche A Term Loan Maturity Date" shall mean March 31, 2005.

            "Tranche A Term Loan Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all Tranche A Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

            "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(i).

            "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

            "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

            "Tranche B Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I directly below the column entitled "Tranche B Term Loan Commitment," as the same may be
      (x) terminated pursuant to Sections 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 13.04(b).

            "Tranche B Term Loan Maturity Date" shall mean March 31, 2006.

            Tranche B Term Loan Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all Tranche B Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

            "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(ii).

            "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

            "Waivable Mandatory Repayment" shall have the meaning provided in
      Section 4.02(j).

            "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

            "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                                   SECTION 12

                            THE ADMINISTRATIVE AGENT.

      12.01. Appointment. The Lenders hereby irrevocably designate Bank of America as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" also shall include Bank of America in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of their respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

      12.02. Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

      12.03. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

      12.04. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

      12.05. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

      12.06. Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

      12.07. The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      12.08. Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      12.09. Resignation by the Administrative Agent.

      (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

      (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

      (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

      (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

      12.10. Issuing Lender. The Issuing Lender shall have the rights and protections hereunder to the same extent as if it were the Administrative Agent.

                                   SECTION 13

                                 MISCELLANEOUS.

      13.01. Payment of Expenses, etc. The Borrower shall:

            (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of McDermott, Will & Emery and of the Administrative Agent's consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Lenders);

            (ii) pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such taxes; and

            (iii) indemnify the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Refinancing or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)).

To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

      13.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

      13.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

      13.04. Benefit of Agreement; Assignments; Participations.

      (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would

            (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof),

            (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, or

            (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating or release all or substantially all of the Subsidiary Guarantors.

In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

      (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that,

            (i) at such time Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders,

            (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be,

            (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists, the consent of the Borrower, shall (in each case) be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed),

            (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and

            (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15.

To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10,
2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

      (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

      13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

      13.06. Payments Pro Rata.

      (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

      (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fee or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

      13.07. Calculations; Computations; Accounting Terms.

      (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow, and all computations and all definitions used in determining compliance with Sections 9.07 through 9.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the latest audited historical financial statements of the Borrower referred to in Section 7.05(a).

      (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      (c) All computations of interest, Commitment Fee and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Fee or other Fees are payable; provided that interest in respect of Base Rate Loans determined by reference to the prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which such interest is payable.

      13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

      (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS. IN EACH CASE WHICH ARE LOCATED IN THE CITY OF CHICAGO, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY

ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND
UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

      (b) THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

      (c) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      (d) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      13.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

      13.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

      13.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      13.12. Amendment or Waiver; etc.

      (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)):

            (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07 shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)),

            (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents or release all or substantially all of the Subsidiary Guarantors,

            (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date),

            (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), or

            (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement;

provided further, that no such amendment, change, waiver, discharge or termination shall:

      (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender),

      (2) affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Lender or the Swingline Lender hereunder or under any other Credit Document, without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Lender or the Swingline Lender, as the case may be,

      (3) (i) amend, change, modify or waive Section 4.02(a) or (ii) have the effect (either immediately) or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan or Swingline Loan or the issuance of a Letter of Credit, unless such amendment, modification or waiver shall have been consented to by the holders of more than 50% of the aggregate principal amount of the Revolving Loan Commitments, or

      (4) amend, change, modify or waive the provisions of Section 4.02(h), or adversely affect the rights of Lenders participating in any Tranche different from those of the Lenders participating in other Tranches, unless, in any such case, such amendment, modification or waiver shall have been consented to by the holders of (in Dollars) more than 50% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitments, the Lenders holding more than 50% of the aggregate principal amount of Revolving Loan Commitments (it being agreed and understood that modifications which affect all Lenders ratably shall not be considered hereunder as affecting Lenders of any Tranche differently).

      (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each of such Replacement Lenders consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay each Tranche of outstanding Loans of such Lender in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

      13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

      13.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

      13.15. Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

      13.16. Confidentiality.

      (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing as confidential, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

      (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

      13.17. Certain Agreements with respect to the Senior Subordinated Notes.

      (a) The Borrower hereby (A) represents and warrants that (i) $95,000,000 of Term Loans may be incurred under this Agreement on the Initial Borrowing Date in reliance on the proviso to Section 4.12 of the Senior Subordinated Note Indenture, and (ii) $20,000,000 of Revolving Loans, Swingline Loans and Letters of Credit in the aggregate incurred pursuant to the Total Revolving Loan Commitment as in effect on the Initial Borrowing Date may be incurred and outstanding from time to time in reliance on clause (ii) of the definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and
(B) agrees that it will not take any position contrary to the representations and warranties set forth in preceding clause (A).

      (b) The Borrower hereby represents and warrants that this Agreement constitutes the "Credit Facility" under, and as defined in, the Senior Subordinated Note Indenture.

                                      * * *

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:

5711 South 86th Circle                  INFOUSA INC.
Omaha, Nebraska  68127
Attn:  Chief Financial Officer
Telephone No.:  (402) 593-4500          By:
Telecopier No.:  (402) 331-1505            -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                        BANK OF AMERICA, N.A.,
                                        individually

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                        U.S. BANK, N.A., individually and as
                                        Syndication Agent

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                        FIRST NATIONAL BANK OF OMAHA

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                        KZH CYPRESSTREE-1 LLC

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                        KZH STERLING LLC

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                        KZH ING-2 LLC

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                        FIRST ALLMERICA FINANCIAL LIFE
                                        INSURANCE COMPANY

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                        MORGAN STANLEY PRIME
                                        INCOME TRUST

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                 Signature Page
                                       to
                                Credit Agreement

                                   SCHEDULE I
                                   COMMITMENTS

                                   TRANCHE A        TRANCHE B        REVOLVING
                                   TERM LOAN        TERM LOAN           LOAN
LENDER                             COMMITMENT       COMMITMENT       COMMITMENT
------                             ----------       ----------       ----------
Bank of America, N.A             $18,076,923.08   $29,000,000.00   $ 6,923,076.92
U.S. Bank, N.A                   $14,461,538.46         --         $ 5,538,461.54
Wells Fargo Bank, National       $ 7,230,769.23         --         $ 2,769,230.77
  Association
First National Bank of Omaha     $ 7,230,769.23         --         $ 2,769,230.77
Morgan Stanley Prime Income            --         $ 5,000,000.00         --
  Trust
KZH ING-2 LLC                          --         $ 4,000,000.00         --
KZH CypressTree-1 LLC                  --         $ 4,000,000.00         --
KZH STERLING LLC                       --         $ 2,000,000.00         --
First Allmerica Financial Life         --         $ 1,000,000.00         --
  Insurance Company
TOTAL:                           $47,000,000.00   $45,000,000.00   $18,000,000.00

                                   SCHEDULE II
                                LENDER ADDRESSES

Lender                                    Address
------                                    -------
Bank of America, N.A.                     231 South LaSalle Street
                                          Chicago, Illinois 60697
                                          Attn: David Johanson
                                          Tel. No.: (312) 828-7933
                                          Fax No.: (312) 974-9102

U.S. Bank, N.A.                           1800 West Center Road
                                          Omaha, Nebraska
                                          Attn: Kevin D. Munro
                                          Tel. No.: (402) 399-2729
                                          Fax No.: (402) 399-2778

Wells Fargo Bank, National Association    Sixth & Marquette
                                          MAC:  N9305-051
                                          Minneapolis, Minnesota 55479
                                          Attn: Joseph G. Colianni
                                          Tel. No.: (612) 667-0094
                                          Fax No.: (612) 667-7266

First National Bank of Omaha              1620 Dodge Street
                                          MS 1050
                                          Omaha, Nebraska 68197
                                          Attn: Jeff Sims
                                          Tel. No.: (402) 633-3511
                                          Fax No.: (402) 633-3519

Morgan Stanley Prime Income Trust         1221 Avenue of the Americas
                                          22nd Floor Conf. Rm. 6
                                          New York, New York 10020
                                          Attn:  Jinny Kim
                                          Tel. No.: (212) 762-4758
                                          Fax No.: (212) 762-7428

KZH ING-2 LLC                             c/o The Chase Manhattan Bank
                                          140 East 45th Street, 11th Floor
                                          New York, New York 10017
                                          Attn:  Virginia Conway
                                          Tel. No.: (212) 622-9353
                                          Fax No.: (212) 622-0123

Copies To:                                Weil, Gotschal & Manges LLP
                                          767 Fifth Avenue, 34th Floor
                                          New York, New York 10153
                                          Attn:  Shan D. McSweeney
                                          Tel. No.: (212) 310-6857
                                          Fax No.: (212) 833-3575

KZH CypressTree-1 LLC                     c/o The Chase Manhattan Bank
                                          140 East 45th Street, 11th Floor
                                          New York, New York 10017
                                          Attn:  Virginia Conway
                                          Tel. No.: (212) 622-9353
                                          Fax No.: (212) 622-0123

Copies To:                                Weil, Gotschal & Manges LLP
                                          767 Fifth Avenue, 34th Floor
                                          New York, New York 10153
                                          Attn:  Shan D. McSweeney
                                          Tel. No.: (212) 310-6857
                                          Fax No.: (212) 833-3575

KZH STERLING LLC                          c/o The Chase Manhattan Bank
                                          140 East 45th Street, 11th Floor
                                          New York, New York 10017
                                          Attn:  Virginia Conway
                                          Tel. No.: (212) 622-9353
                                          Fax No.: (212) 622-0123

Copies To:                                Weil, Gotschal & Manges LLP
                                          767 Fifth Avenue, 34th Floor
                                          New York, New York 10153
                                          Attn:  Shan D. McSweeney
                                          Tel. No.: (212) 310-6857
                                          Fax No.: (212) 833-3575

First Allmerica Financial Life            8 Faneuil Hall Marketplace
Insurance Company                         North Market Building, 4th Floor
                                          Boston, Massachusetts 02109
                                          Attn:  Jeff Megar
                                          Tel. No.: (617) 646-0653
                                          Fax No.: (617) 646-0647